UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 15, 2010

US Ecology, Inc.

(Exact name of Registrant as specified in its Charter)

Delaware	0-11688	95-3889638
(State or other jurisdiction)	(Commission File Number)	(I.R.S. Employer Identification Number)

Lakepointe Centre I,
300 E. Mallard, Suite 300
Boise, Idaho	83706
(Address of principal executive offices)	(Zip Code)

(208) 331-8400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry Into a Material Definitive Agreement.

On June 15, 2010 US Ecology, Inc., (the "Company") entered into the Second Amendment to the Revolving Credit Agreement dated June 30, 2008 (the "Revolving  Credit  Agreement") with Wells Fargo Bank, National Association (“Wells Fargo”).  The Second Amendment to the Revolving Credit Agreement extends the expiration of the Revolving Credit Agreement to June 15, 2013.

Under the terms of the Second Amendment to the Revolving Credit Agreement the Company may utilize up to $20 million in revolving credit loans or letters of credit for general corporate purposes (the “Commitment Amount”).  Monthly interest only payments are based on LIBOR plus an applicable margin or the prime rate.    In addition to standard fees, there is an origination fee and a commitment fee based on the average daily unused portion of the Commitment Amount.

A copy of the Second Amendment to the Revolving Credit Agreement is filed as Exhibit 10.52 hereto and is incorporated by reference herein.  The description above is qualified in its entirety by reference to the full text of the Second Amendment to the Revolving Credit Agreement and the Revolving Credit Agreement previously filed.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 above is hereby incorporated into this Item 2.03.

Item 9.01.    Financial Statements and Exhibits.

   (d)           Exhibits

       10.52         Second Amendment to the Revolving Credit Agreement between US Ecology, Inc., and Wells Fargo Bank, National Association effective June 15, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

US Ecology, Inc.
(Registrant)
Date: June 17, 2010	/s/ Jeffrey R. Feeler
Jeffrey R. Feeler Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.52	Second Amendment to the Revolving Credit Agreement between US Ecology, Inc., and Wells Fargo Bank, National Association effective June 15, 2010.